Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2027 Second Quarter Results
Total Revenues of $928.0M, up 18% Year Over Year
Subscription Revenues of $766.8M, up 16% Year Over Year

PLEASANTON, CA — August 26, 2026 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its second quarter ended July 31, 2026.
“AI is opening up the next big chapter for Veeva and life sciences,” said CEO Peter Gassner. “Vault CRM had its best quarter ever and Veeva Falcon accelerated rapidly. By bringing together deep industry applications, agents, data, and consulting, we are helping the industry drive new efficiencies from clinical to commercial and deliver better outcomes for patients.”
Fiscal 2027 Second Quarter Results:
•Revenues: Total revenues for the second quarter were $928.0 million, up from $789.1 million one year ago, an increase of 18% year over year. Subscription revenues for the second quarter were $766.8 million, up from $659.2 million one year ago, an increase of 16% year over year.
•Operating Income and Non-GAAP Operating Income:(1) Second quarter operating income was $275.0 million, compared to $195.9 million one year ago, an increase of 40% year over year. Non-GAAP operating income for the second quarter was $415.9 million, compared to $352.6 million one year ago, an increase of 18% year over year.
•Net Income and Non-GAAP Net Income:(1) Second quarter net income was $273.4 million, compared to $200.3 million one year ago, an increase of 37% year over year. Non-GAAP net income for the second quarter was $387.4 million, compared to $333.4 million one year ago, an increase of 16% year over year.
•Net Income per Share and Non-GAAP Net Income per Share:(1) For the second quarter, fully diluted net income per share was $1.66, compared to $1.19 one year ago, while non-GAAP fully diluted net income per share was $2.35, compared to $1.99 one year ago.
“Second quarter results exceeded guidance on all metrics and our view for the full year improved across the board,” said CFO Brian Van Wagener. “We continue to execute well across the business while also accelerating innovation and progress in new growth areas.”
Recent Highlights:
•Vault CRM Leadership Grows with More Top 20 Wins, Go-lives, and AI Adoption – Vault CRM leadership grew with more than 180 customers live, including five top 20 biopharmas. In August, two top 20 biopharmas and one large enterprise biopharma committed to Vault CRM, bringing total top 20 commitments to 12 globally. As the industry's fastest path to agentic CRM, a top 20 biopharma deployed Vault CRM and the Agentic Call Report across its full U.S. field team in the quarter.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Major AI Milestones for Vault AI and Falcon, and Agentic MLR Launches – Veeva AI advanced rapidly across all areas. Development of Veeva Falcon, the agentic labor platform for clinical, regulatory, and safety, is moving quickly with five early adopters and on track for initial go-lives this year. The company also acquired Copli in the quarter and launched Veeva Falcon MLR to automate content reviews. August marked a major milestone for Vault AI with new standard agents, broader capabilities for existing agents, and advanced tools for custom agent development.
•Delivering the Connected Foundation for R&D and Quality – Development Cloud and Quality Cloud saw broad adoption, deepening relationships with new and existing customers. In clinical, a large enterprise biopharma selected Veeva EDC, building on its existing eTMF, CTMS, and Study Startup foundation. Veeva Safety surpassed 100 total customers while securing its second top 20 biopharma win for Safety Workbench. In Quality, Veeva added more than 30 new customers, driven by 20 or more wins each across QualityDocs, QMS, and Training.
Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2026 as follows:
•Total revenues between $932 and $935 million.
•Non-GAAP operating income between $417 and $420 million.(2)
•Non-GAAP fully diluted net income per share between $2.33 and $2.34.(2)
Veeva is providing updated guidance for its fiscal year ending January 31, 2027 as follows:
•Total revenues between $3,682 and $3,687 million.
•Non-GAAP operating income of about $1,640 million.(2)
•Non-GAAP fully diluted net income per share of approximately $9.21.(2)
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, August 26, 2026, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2027 Second Quarter Results Conference Call
When:	Wednesday, August 26, 2026
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://events.q4inc.com/analyst/883220744?pwd=7dXQ6ZuG
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2026 or the fiscal year ending January 31, 2027 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

About Veeva Systems
Veeva delivers the industry cloud for life sciences with applications, agents, data, and consulting. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,500 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of August 26, 2026, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, developments that impact the life sciences industry (including regulatory, funding, or policy changes), general macroeconomic and geopolitical events (including changes in trade policy or practices, inflationary pressures, currency exchange fluctuations, changes in interest rates, and geopolitical conflicts), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 33 and 34 in our filing on Form 10-Q for the period ended April 30, 2026 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$1,812,012	$1,421,233
Short-term investments	5,430,935	5,139,581
Accounts receivable, net	496,677	1,259,737
Unbilled accounts receivable	68,970	50,609
Prepaid expenses and other current assets	137,633	126,470
Total current assets	7,946,227	7,997,630
Property and equipment, net	79,483	70,261
Deferred costs, net	27,835	29,961
Lease right-of-use assets	129,320	75,626
Goodwill	492,991	439,877
Intangible assets, net	55,647	30,314
Deferred income taxes	268,250	273,417
Other long-term assets	60,470	62,257
Total assets	$9,060,223	$8,979,343

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,977	$37,644
Accrued compensation and benefits	42,188	45,857
Accrued expenses and other current liabilities	49,634	45,885
Income tax payable	3,018	6,698
Deferred revenue	1,310,498	1,488,819
Lease liabilities	14,635	12,153
Total current liabilities	1,455,950	1,637,056
Deferred income taxes	2,056	558
Long-term lease liabilities	137,060	83,706
Other long-term liabilities	33,708	43,271
Total liabilities	1,628,774	1,764,591
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,579,728	2,843,089
Accumulated other comprehensive (loss) income	(46,147)	8,160
Retained earnings	4,897,866	4,363,501
Total stockholders’ equity	7,431,449	7,214,752
Total liabilities and stockholders’ equity	$9,060,223	$8,979,343

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Revenues:
Subscription(3)	$766,764	$659,183	$1,496,939	$1,293,951
Professional services and other(4)	161,199	129,898	313,972	254,173
Total revenues	927,963	789,081	1,810,911	1,548,124
Cost of revenues(5):
Cost of subscription	105,677	93,830	204,780	172,176
Cost of professional services and other	126,335	101,423	248,156	196,901
Total cost of revenues	232,012	195,253	452,936	369,077
Gross profit	695,951	593,828	1,357,975	1,179,047
Operating expenses(5):
Research and development	222,918	192,677	431,241	376,710
Sales and marketing	126,701	109,439	237,818	208,067
General and administrative	71,314	95,804	140,786	164,630
Total operating expenses	420,933	397,920	809,845	749,407
Operating income	275,018	195,908	548,130	429,640
Other income, net	74,512	69,456	148,930	134,545
Income before income taxes	349,530	265,364	697,060	564,185
Income tax provision	76,101	65,055	162,695	135,686
Net income	$273,429	$200,309	$534,365	$428,499
Net income per share:
Basic	$1.68	$1.23	$3.28	$2.63
Diluted	$1.66	$1.19	$3.22	$2.56
Weighted-average shares used to compute net income per share:
Basic	162,344	163,496	162,836	163,129
Diluted	165,057	167,685	166,072	167,272
Other comprehensive income:
Net change in unrealized (loss) gain on available-for-sale investments	$(26,490)	$(11,300)	$(53,941)	$6,067
Net change in cumulative foreign currency translation gain (loss)	135	390	(366)	352
Comprehensive income	$247,074	$189,399	$480,058	$434,918

(3) Includes subscription revenues from the following product areas:
Veeva Commercial Solutions	$347,389	$307,523	$685,255	$612,934
Veeva R&D and Quality Solutions	419,375	351,660	811,684	681,017
Total subscription	$766,764	$659,183	$1,496,939	$1,293,951

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$59,742	$47,703	$117,315	$94,270
Veeva R&D and Quality Solutions	101,457	82,195	196,657	159,903
Total professional services and other	$161,199	$129,898	$313,972	$254,173

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription	$2,224	$1,941	$3,985	$3,656
Cost of professional services and other	15,939	14,804	30,090	27,573
Research and development	62,220	53,388	113,783	101,337
Sales and marketing	27,886	25,392	52,480	47,713
General and administrative	28,534	26,441	55,724	53,897
Total stock-based compensation	$136,803	$121,966	$256,062	$234,176

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended July 31,
	2026	2025
Cash flows from operating activities
Net income	$534,365	$428,499
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,458	19,948
Reduction of lease right-of-use assets	7,038	6,316
Accretion of discount on short-term investments	(2,841)	(4,535)
Stock-based compensation	256,062	234,176
Amortization of deferred costs	9,805	8,205
Deferred income taxes	26,529	31,699
Other, net	(1,127)	(1,414)
Changes in operating assets and liabilities:
Accounts receivable	768,314	593,032
Unbilled accounts receivable	(18,361)	(9,587)
Deferred costs	(7,679)	(7,721)
Prepaid expenses and other current and long-term assets	(21,394)	(21,232)
Accounts payable	(652)	3,361
Accrued expenses and other current liabilities	(1,578)	23,763
Income tax payable	(3,945)	(5,362)
Deferred revenue	(200,001)	(180,888)
Lease liabilities	(4,426)	(5,300)
Other long-term liabilities	3,258	2,631
Net cash provided by operating activities	1,365,825	1,115,591
Cash flows from investing activities
Purchases of short-term investments	(1,706,632)	(1,452,857)
Maturities and sales of short-term investments	1,345,987	1,023,691
Long-term assets	(9,773)	(12,213)
Acquisitions, net of cash acquired	(81,833)	—
Net cash used in investing activities	(452,251)	(441,379)
Cash flows from financing activities
Proceeds from exercise of common stock options	17,143	182,297
Repurchases of common stock	(472,673)	—
Taxes paid related to net share settlement of equity awards	(66,304)	(46,228)
Net cash (used in) provided by financing activities	(521,834)	136,069
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(831)	1,365
Net change in cash, cash equivalents, and restricted cash	390,909	811,646
Cash, cash equivalents, and restricted cash at beginning of period	1,423,412	1,120,963
Cash, cash equivalents, and restricted cash at end of period	$1,814,321	$1,932,609

Supplemental disclosures of other cash flow information:
Excess tax (deficiency) benefit from employee stock plans	$(824)	$15,610

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefit (deficiency). Excess tax benefits (deficiencies) from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva finds it useful to exclude excess tax benefits (deficiencies) when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits (deficiencies), Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement-related charges. We exclude certain costs related to litigation settlements, including outcome-based payments to the law firms that represented us, because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Net cash provided by operating activities on a GAAP basis	$238,709	$238,433	$1,365,825	$1,115,591
Excess tax (benefit) deficiency from employee stock plans	(3,268)	(13,031)	824	(15,610)
Net cash provided by operating activities on a non-GAAP basis	$235,441	$225,402	$1,366,649	$1,099,981
Net cash used in investing activities on a GAAP basis	$(63,540)	$(389,272)	$(452,251)	$(441,379)
Net cash (used in) provided by financing activities on a GAAP basis	$(259,308)	$115,689	$(521,834)	$136,069

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Cost of subscription revenues on a GAAP basis	$105,677	$93,830	$204,780	$172,176
Stock-based compensation expense	(2,224)	(1,941)	(3,985)	(3,656)
Amortization of purchased intangibles	(1,072)	(1,046)	(1,746)	(2,058)
Cost of subscription revenues on a non-GAAP basis	$102,381	$90,843	$199,049	$166,462

Gross margin on subscription revenues on a GAAP basis	86.2%	85.8%	86.3%	86.7%
Stock-based compensation expense	0.3	0.3	0.3	0.3
Amortization of purchased intangibles	0.1	0.1	0.1	0.1
Gross margin on subscription revenues on a non-GAAP basis	86.6%	86.2%	86.7%	87.1%

Cost of professional services and other revenues on a GAAP basis	$126,335	$101,423	$248,156	$196,901
Stock-based compensation expense	(15,939)	(14,804)	(30,090)	(27,573)
Amortization of purchased intangibles	—	(139)	—	(273)
Cost of professional services and other revenues on a non-GAAP basis	$110,396	$86,480	$218,066	$169,055

Gross margin on professional services and other revenues on a GAAP basis	21.6%	21.9%	21.0%	22.5%
Stock-based compensation expense	9.9	11.4	9.5	10.8
Amortization of purchased intangibles	—	0.1	—	0.2
Gross margin on professional services and other revenues on a non-GAAP basis	31.5%	33.4%	30.5%	33.5%

Gross profit on a GAAP basis	$695,951	$593,828	$1,357,975	$1,179,047
Stock-based compensation expense	18,163	16,745	34,075	31,229
Amortization of purchased intangibles	1,072	1,185	1,746	2,331
Gross profit on a non-GAAP basis	$715,186	$611,758	$1,393,796	$1,212,607

Gross margin on total revenues on a GAAP basis	75.0%	75.3%	75.0%	76.2%
Stock-based compensation expense	2.0	2.1	1.9	2.0
Amortization of purchased intangibles	0.1	0.1	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	77.1%	77.5%	77.0%	78.3%

Research and development expense on a GAAP basis	$222,918	$192,677	$431,241	$376,710
Stock-based compensation expense	(62,220)	(53,388)	(113,783)	(101,337)
Amortization of purchased intangibles	(270)	—	(270)	—
Research and development expense on a non-GAAP basis	$160,428	$139,289	$317,188	$275,373

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025

Sales and marketing expense on a GAAP basis	$126,701	$109,439	$237,818	$208,067
Stock-based compensation expense	(27,886)	(25,392)	(52,480)	(47,713)
Amortization of purchased intangibles	(2,720)	(2,890)	(5,051)	(5,685)
Sales and marketing expense on a non-GAAP basis	$96,095	$81,157	$180,287	$154,669

General and administrative expense on a GAAP basis	$71,314	$95,804	$140,786	$164,630
Stock-based compensation expense	(28,534)	(26,441)	(55,724)	(53,897)
Litigation settlement-related charges	—	(30,627)	—	(30,627)
General and administrative expense on a non-GAAP basis	$42,780	$38,736	$85,062	$80,106

Operating expense on a GAAP basis	$420,933	$397,920	$809,845	$749,407
Stock-based compensation expense	(118,640)	(105,221)	(221,987)	(202,947)
Amortization of purchased intangibles	(2,990)	(2,890)	(5,321)	(5,685)
Litigation settlement-related charges	—	(30,627)	—	(30,627)
Operating expense on a non-GAAP basis	$299,303	$259,182	$582,537	$510,148

Operating income on a GAAP basis	$275,018	$195,908	$548,130	$429,640
Stock-based compensation expense	136,803	121,966	256,062	234,176
Amortization of purchased intangibles	4,062	4,075	7,067	8,016
Litigation settlement-related charges	—	30,627	—	30,627
Operating income on a non-GAAP basis	$415,883	$352,576	$811,259	$702,459

Operating margin on a GAAP basis	29.6%	24.8%	30.3%	27.8%
Stock-based compensation expense	14.7	15.5	14.1	15.1
Amortization of purchased intangibles	0.5	0.5	0.4	0.5
Litigation settlement-related charges	—	3.9	—	2.0
Operating margin on a non-GAAP basis	44.8%	44.7%	44.8%	45.4%

Net income on a GAAP basis	$273,429	$200,309	$534,365	$428,499
Stock-based compensation expense	136,803	121,966	256,062	234,176
Amortization of purchased intangibles	4,062	4,075	7,067	8,016
Litigation settlement-related charges	—	30,627	—	30,627
Income tax effect on non-GAAP adjustments(6)	(26,882)	(23,572)	(38,945)	(40,085)
Net income on a non-GAAP basis	$387,412	$333,406	$758,549	$661,234

Diluted net income per share on a GAAP basis	$1.66	$1.19	$3.22	$2.56
Stock-based compensation expense	0.83	0.73	1.54	1.40
Amortization of purchased intangibles	0.02	0.02	0.04	0.05
Litigation settlement-related charges	—	0.18	—	0.18
Income tax effect on non-GAAP adjustments(6)	(0.16)	(0.13)	(0.23)	(0.24)
Diluted net income per share on a non-GAAP basis	$2.35	$1.99	$4.57	$3.95
________________________
(6) For the three and six months ended July 31, 2026 and 2025, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9